Exhibit 10.2

FORM OF EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of             , 2015, among PJT Partners Inc., a Delaware corporation, PJT Partners Holdings LP, a Delaware limited partnership, and the Partnership Unitholders (as defined herein) from time to time party hereto.

WHEREAS, the parties hereto desire to provide for the exchange of Partnership Units (as defined herein) on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.1. Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Cash Amount” means, for each Partnership Unit that is Exchanged for the Cash Amount, an amount of cash equal to the product of (i) the Value of a share of Class A Common Stock multiplied by (ii) the Exchange Rate.

“Cash Amount Settlement Date” means the third Business Day following the applicable Quarterly Exchange Date, or, to the extent any Primary Issuance Funding is not settled on a Quarterly Exchange Date, the third Business Day following the applicable settlement date of a Primary Issuance Funding. For the avoidance of doubt, the final settlement date of any Permitted ATM Funding shall be no later than the third Business Day following the last day of the applicable Permitted ATM Distribution Period.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporation” means PJT Partners Inc., a Delaware corporation, and any successor thereto.

“Cut-Off Date” has the meaning given to such term in Section 2.3(a) of this Agreement.

“Election of Exchange” has the meaning given to such term in Section 2.1(b) of this Agreement.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means one (1), subject to adjustment pursuant to Section 2.5 of this Agreement.

“Ineligible Partnership Unit” means any Partnership Unit that, as of the applicable Quarterly Exchange Date, has not been both outstanding and fully vested for at least six months, as reflected in the books and records of the Partnership.

“Partnership” means PJT Partners Holdings LP, a Delaware limited partnership, and any successor thereto.

“Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of PJT Partners Holdings LP, dated on or about the date hereof, as such agreement may be amended and/or restated from time to time.

“Partnership Unit” means (i) each Class A Unit (as such term is defined in the Partnership Agreement) issued as of the date hereof and (ii) each Class A Unit or other interest in the Partnership that may be issued by the Partnership in the future that is designated by the Corporation and the Partnership as a “Partnership Unit” for purposes of this Agreement.

“Partnership Unitholder” means each holder of one or more Partnership Units that may from time to time be a party to this Agreement.

“Permitted ATM Distribution Period” means, with respect to any Permitted ATM Funding, the period commencing on the applicable Quarterly Exchange Date and ending on the earlier of (x) the date when all Primary Issuance Shares in respect of the applicable Primary Issuance Funding have been sold and (y) the 20th Trading Day after such Quarterly Exchange Date.

“Permitted ATM Funding” means any Primary Issuance Funding that satisfies each of the following requirements: (i) sales of the applicable Primary Issuance Shares in respect of such Primary Issuance Funding are made through one or more sales agents of the Corporation by means of ordinary brokers’ transactions on the New York Stock Exchange or another national securities exchange, or any successor to any of the foregoing, or otherwise at market prices prevailing at the time of the applicable sale; (ii) the fees or commissions payable to such sales agents are determined pursuant to an equity distribution or similar agreement negotiated in good faith by the Corporation and entered into on arms’ length terms; (iii) sales of the applicable Primary Issuance Shares in respect of such Primary Issuance Funding are executed during the applicable Permitted ATM Distribution Period; and (iv) to the extent any Primary Issuance Shares remain unsold at the end of the applicable Permitted ATM Distribution Period, a corresponding number of Primary Issuance Units are deemed withdrawn from the applicable Quarterly Exchange and may be tendered for exchange in respect of any subsequent Quarterly Exchange Date.

“Permitted Transferee” has the meaning given to such term in Section 3.1 of this Agreement.

“Person” means any individual, estate, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof

“Primary Issuance Funding” has the meaning given to such term in Section 2.2(b)(i) of this Agreement.

“Primary Issuance Shares” has the meaning given to such term in Section 2.2(b)(i) of this Agreement.

“Primary Issuance Units” has the meaning given to such term in Section 2.2(b)(i) of this Agreement.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange or another national securities exchange, or any successor to any of the foregoing.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Corporation.

“Quarterly Exchange Date” means the date each Quarter that is the later to occur of either: (1) the second Trading Day after the date on which the Corporation makes a public news release of its quarterly earnings for the prior Quarter or (2) the first day of such Quarter that directors and executive officers of the Corporation are permitted to trade under the applicable polices of the Corporation relating to trading by directors and executive officers; provided that there shall be no Quarterly Exchange Date for any party prior to the first anniversary of the date that the Spin-Off is completed.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Limited Partner” has the meaning given to such term in the Partnership Agreement.

“Spin-Off” means the separation of PJT Partners Inc. and its consolidated subsidiaries from The Blackstone Group L.P., including the pro rata distribution by The Blackstone Group L.P. to its common unitholders of shares of Class A Common Stock (as contemplated by the Corporation’s Registration Statement on Form 10 (File No. 001-36869).

“Stock Amount” means, for each Partnership Unit that is Exchanged for the Stock Amount, a number of shares of Class A Common Stock that is equal to the Exchange Rate.

“Stock Settlement Notice” has the meaning set forth in Section 2.3(a) of this Agreement.

“Subject Partnership Unitholder” has the meaning set forth in Section 2.10 of this Agreement.

“Trading Day” means a day on which shares of the Class A Common Stock (i) are not suspended from trading at the close of business on the New York Stock Exchange or such other national securities exchange where the Class A Common Stock has been listed or admitted for trading or any successor to any such exchange and (ii) have traded at least once on the New York Stock Exchange or such other national securities exchange where the Class A Common Stock has been listed or admitted for trading or any successor to any such exchange. If the Class A Common Stock is not listed or admitted for trading on the New York Stock Exchange or another national securities exchange, or any successor to any of the foregoing, “Trading Day” means a Business Day.

“Value” means, with respect to any outstanding share of Class A Common Stock that is Publicly Traded, the volume weighted average price per share on the Quarterly Exchange Date. If the shares of Class A Common Stock are not Publicly Traded, the Value of a share of Class A Common Stock means the amount that a holder of a share of Class A Common Stock would receive if each of the assets of the Corporation were to be sold for its fair market value on the Quarterly Exchange Date, the Corporation were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the holders of the Corporation’s equity. Such Value shall be determined by the Corporation, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Corporation if each asset of the Corporation (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Corporation owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Corporation’s minority interest in any property or any illiquidity of the Corporation’s interest in any property).

Notwithstanding the foregoing, in the event that the Corporation elects to settle an Exchange of Partnership Units with the proceeds of a Primary Issuance Funding pursuant to Section 2.2(b), “Value” shall mean an amount per share of Class A Common Stock equal to the net proceeds per share of Class A Common Stock received by the Corporation from such Primary Issuance Funding, determined after deduction of any discounts and commissions or similar costs payable to any underwriters, broker/dealers or placement or selling agents, but not of any other expenses of the Corporation or any other Partnership Unitholder related thereto, including without limitation, legal and accounting fees and expenses, Securities and Exchange Commission registration fees, state blue sky and securities laws fees and expenses, printing expenses, FINRA filing fees, exchange listing fees and other out of pocket expenses. For the avoidance of doubt, to the extent the Primary Issuance Shares for a given Primary Issuance Funding are sold in multiple transactions rather than a single transaction or block, “Value” shall be determined by reference to the volume weighted average price per share received by the Corporation across all sales in respect of such Primary Issuance Funding and otherwise in accordance with this paragraph.

“Withdrawing Partner” has the meaning given to such term in Section 2.2(b)(iii) of this Agreement.

ARTICLE II

SECTION 2.1. Exchange of Partnership Units.

(a) In respect of each Quarterly Exchange Date, each Partnership Unitholder shall be entitled, upon the terms and subject to the conditions hereof, to surrender Partnership Units (other than Ineligible Partnership Units) in exchange for the delivery to such exchanging Partnership Unitholder for each Partnership Unit so surrendered of the Cash Amount or, in the sole and absolute discretion of the Corporation, the Stock Amount (such exchange, an “Exchange”); provided that any such Exchange is for a minimum of the lesser of 1,000 Partnership Units or all of the Partnership Units (other than Ineligible Partnership Units) held by such Partnership Unitholder.

(b) The Corporation will provide notice thereof to each Partnership Unitholder eligible to Exchange Partnership Units on a Quarterly Exchange Date at least seventy-five (75) days prior to the anticipated date of such Quarterly Exchange Date. A Partnership Unitholder shall exercise its right to Exchange Partnership Units as set forth in Section 2.1(a) above by delivering to the Corporation and to the Partnership a written election of exchange at least sixty (60) days prior to the anticipated Quarterly Exchange Date substantially in the form of Exhibit A hereto (an “Election of Exchange”), duly executed by such holder or such holder’s duly authorized attorney in respect of the Partnership Units to be Exchanged, delivered during normal business hours at the principal executive offices of the Corporation and of the Partnership. Except as provided in Section 2.2(b)(iii) below with respect to applicable Primary Issuance Fundings, a Partnership Unitholder may not revoke an Election of Exchange delivered pursuant to this Section 2.1(b) without the consent of the Corporation, which consent may be provided or withheld, or made subject to such conditions, limitations or restrictions, as determined by the Corporation in its sole discretion. Such determinations need not be uniform and may be made selectively among Partnership Unitholders, whether or not such Partnership Unitholders are similarly situated.

SECTION 2.2. Exchange for Cash Amount.

(a) On or prior to the applicable Cash Amount Settlement Date, the Partnership shall deposit or cause to be deposited in the account of each applicable exchanging Partnership Unitholder, as specified in such Partnership Unitholder’s Election of Exchange, the applicable Cash Amount with respect to the Partnership Units to be settled on such Cash Amount Settlement Date that are the subject of an Election of Exchange for the applicable Quarterly Exchange Date (and which has not been validly withdrawn in accordance Section 2.2(b)(iii) below, if applicable), other than any Partnership Unit in respect of which the Corporation has provided a Stock Settlement Notice on or prior to the applicable Cut-Off Date, against delivery to the Partnership of such Partnership Units.

(b) (i) Notwithstanding anything otherwise to the contrary herein, the Corporation may cause the Partnership to settle the Exchange of Partnership Units that are the subject of an Election of Exchange in respect of any Quarterly Exchange Date (such Partnership Units, the “Primary Issuance Units”) with the proceeds of a primary issuance of shares of Class A Common Stock (“Primary Issuance Shares”), whether registered under the Securities Act or exempt from such registration, underwritten, sold directly to investors or through agents or other intermediaries, or otherwise distributed (a “Primary Issuance Funding”) pursuant to the terms of this Section 2.2(b).

(ii) Except as provided in Section 2.2(b)(iv) below with respect to Permitted ATM Fundings, the Corporation must provide notice (a “Primary Issuance Funding Notice”) of the exercise of its election described in Section 2.2(b)(i)

above to settle an Exchange of Partnership Units with the proceeds of a Primary Issuance Funding on or prior to the applicable Cut-Off Date. The Primary Issuance Funding Notice shall set forth:

(1) the anticipated settlement date of the Primary Issuance Funding;

(2) the estimated discounts and commissions or similar costs payable to any underwriters, broker/dealers or placement or selling agents in connection with such Primary Issuance Funding; and

(3) reasonably detailed information concerning the manner of distribution, including (x) whether the Primary Issuance Shares will be sold at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices; and (y) whether the Primary Issuance Shares will be sold on the New York Stock Exchange (including through at the market offerings); in the over-the-counter market; in a privately negotiated transaction; through broker/dealers, who may act as agents or principals; through one or more underwriters on a firm commitment or best-efforts basis; in a block trade; directly to one or more purchasers; through agents; and/or any combination of the foregoing.

(iii) Except as provided in Section 2.2(b)(iv) below with respect to Permitted ATM Fundings, each exchanging Partnership Unitholder shall have the right to elect to withdraw its Election of Exchange with respect to Primary Issuance Units (an exchanging Partnership Unitholder making such an election being a “Withdrawing Partner”) by providing notice of such election to the Corporation on or before 5:00 p.m. (New York City Time) on the next Business Day following the Corporation’s delivery of the Primary Issuance Funding Notice (as such time may be extended by the Corporation in its sole discretion), whereupon the Partnership Units of such Withdrawing Partner shall be considered to be withdrawn from the related Exchange in respect of such Quarterly Exchange Date and the number of Primary Issuance Shares and Primary Issuance Units shall be reduced accordingly. If an exchanging Partnership Unitholder, within such time period, fails to notify the Corporation of such Partnership Unitholder’s election to become a Withdrawing Partner, then such Partnership Unitholder shall be deemed not to have withdrawn from the Exchange.

(iv) Notwithstanding anything otherwise to the contrary herein, the Corporation shall not be required to provide a Primary Issuance Funding Notice and Partnership Unitholders shall not have the withdrawal rights set forth in Section 2.2(b)(iii) with respect to any Primary Issuance Funding to the extent it qualifies as a “Permitted ATM Funding” in accordance with the definition thereof.

(v) If the Corporation elects a Primary Issuance Funding pursuant to this Section 2.2(b), the Partnership shall settle the Exchange of each Primary Issuance Unit, other than any Primary Issuance Unit that has been withdrawn pursuant to Section 2.2(b)(iii) above, to the extent applicable, for the Cash Amount, which shall be payable on or prior to the applicable Cash Amount Settlement Date, which may not be later than 30 days after the applicable Quarterly Exchange Date, or in the case of a Permitted ATM Funding, the fourth Business Day following the expiration of the applicable Permitted ATM Distribution Period.

SECTION 2.3. Exchange for Stock Amount.

(a) Notwithstanding anything to the contrary in this Article II, the Corporation may, in its sole and absolute discretion, by means of delivery of a written notice to such effect (a “Stock Settlement Notice”) by 5:00 p.m. (New York City time) on the third Business Day prior to the applicable Quarterly Exchange Date (such date and time the “Cut-Off Date”), elect to Exchange all or any portion (as specified in such notice) of the Partnership Units that are the subject of Elections of Exchange for such Quarterly Exchange Date by delivery of the Stock Amount against delivery to the Corporation of such Partnership Units. The Partnership shall be required to settle by paying the Cash Amount for the Exchange of all Partnership Units that are the subject of Elections of Exchange for such Quarterly Exchange Date (and which have not been validly withdrawn in accordance Section 2.2(b)(iii) above, if applicable) other than those in respect of which the Corporation has provided a Stock Settlement Notice on or prior to the applicable Cut-Off Date.

(b) In such event, on the Quarterly Exchange Date, upon the surrender for exchange of the applicable Partnership Units in the manner provided in this Article II, the Corporation shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of the Corporation, the number of shares of Class A Common Stock deliverable upon such Exchange, registered in the name of the relevant exchanging Partnership Unitholder or its designee. Notwithstanding the foregoing, if the Class A Common Stock is eligible for the depository and book-entry services of The Depository Trust Company, the Corporation will, subject to Section 2.6 below, upon the written instruction of an exchanging Partnership Unitholder, use its best efforts to deliver the shares of Class A Common Stock deliverable to such exchanging Partnership Unitholder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Partnership Unitholder.

SECTION 2.4. Class A Common Stock to be Issued.

(a) The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable upon any such Exchange where the Corporation has elected to pay the Stock Amount; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the Exchange of the Partnership Units where the Corporation has elected to pay the Stock Amount by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation or any of its subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation or any subsidiary thereof). The Corporation covenants that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(b) The Partnership and the Corporation shall use their best efforts to ensure that the execution and delivery of this Agreement by each of the Partnership and the Corporation and the consummation by each of the Partnership and the Corporation of the transactions contemplated hereby (including without limitation, the issuance of the Class A Common Stock) have been duly authorized by all necessary partnership or corporate action, as the case may be, on the part of the Partnership and the Corporation, including, but not limited to, all actions necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of the Corporation’s board of directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby.

(c) The Corporation and the Partnership covenant and agree that, to the extent that a registration statement under the Securities Act is effective and available for shares of Class A Common Stock to be delivered with respect to any Exchange (and to the extent that the Corporation has elected to exchange such Partnership Units for the Stock Amount), the Corporation shall register under the Securities Act the delivery of shares of Class A Common Stock in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable (and to the extent that the Corporation has elected to exchange such Partnership Units for the Stock Amount), upon the request and with the reasonable cooperation of the Partnership Unitholder requesting such Exchange, the Corporation and the Partnership shall use best efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. The Corporation and the Partnership shall use best efforts to list the Class A Common Stock to be delivered upon an Exchange prior to such delivery upon each national securities exchange upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.

SECTION 2.5. Adjustment. The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Partnership Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Partnership Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange where the Corporation has elected to pay the Stock Amount, an exchanging Partnership Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Partnership Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction, and upon any subsequent Exchange where the Partnership is obligated to pay the Cash Amount, an exchanging Partnership Unitholder shall be entitled to receive the cash value of such security, securities or other property determined in a manner similar to the determination of the Cash Amount with respect to shares of Class A Common Stock as provided herein.

SECTION 2.6. Expenses. The Corporation, the Partnership and each exchanging Partnership Unitholder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Corporation or Partnership, as the case may be, shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Partnership Unitholder that elected the Exchange, then such Partnership Unitholder and/or the person in whose name such shares are to be delivered shall pay to the Corporation the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Corporation that such tax has been paid or is not payable.

SECTION 2.7. Conflicts. For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Partnership Unitholder shall not be entitled to exchange Partnership Units to the extent the Corporation determines that such Exchange (i) would be prohibited by law, (ii) would result in any breach of any debt agreement or other material contract of the Partnership or the Corporation or (iii) would cause unreasonable financial burden on the Partnership, as reasonably determined by the board of directors of the Corporation acting in good faith; provided, that in the event that the Corporation cancels any Quarterly Exchange Date in reliance on clause (iii) of this Section 2.7, the Corporation shall not be entitled to cancel the Quarterly Exchange Date next succeeding such canceled Quarterly Exchange Date; provided, further, that nothing in this Agreement shall be construed to limit the rights and remedies of any Partnership Unitholder pursuant to the Registration Rights Agreement. For the avoidance of doubt, no Exchange shall be deemed to be prohibited by law pertaining to the registration of securities if such securities have been so registered or if any exemption from such registration requirements is reasonably available.

SECTION 2.8. Other Exchange Procedures.

(a) The Partnership and the Corporation may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, including, without limitation, procedures requiring the use of designated administrators or brokers with respect to the sale of any shares of Class A Common Stock received in an Exchange and procedures for the delivery of an Election of Exchange.

(b) Notwithstanding anything to the contrary herein, if the board of directors of the Corporation shall determine in good faith that additional restrictions on Exchange are necessary so that the Partnership is not treated as a “publicly traded partnership” under Section 7704 of the Code, the Corporation or the Partnership may impose such additional restrictions on Exchange as the board of directors of the Corporation has determined in good faith to be so necessary.

SECTION 2.9. Pro Rata Treatment of Exchanging Partnership Unitholders. Notwithstanding anything otherwise to the contrary herein, the Corporation and the Partnership may settle the Exchange of Partnership Units that are the subject of Elections of Exchange in respect of any Quarterly Exchange Date for the Cash Amount (whether funded in whole or in part with one or more Primary Issuance Fundings, including Permitted ATM Fundings, or otherwise), the Stock Amount or any combination of the foregoing; provided, that each such method shall be applied to settle a portion of the Partnership Units of each exchanging Partnership Unitholder pro rata according to the respective number of Partnership Units each exchanging Partnership Unitholder has tendered for exchange (and not validly withdrawn in accordance Section 2.2(b)(iii), if applicable).

SECTION 2.10. Agreements of Certain Partnership Unitholders. Each Partnership Unitholder that, as of the date hereof, is a member of the Board of Directors of Blackstone Group Management L.L.C (each a “Subject Partnership Unitholder”) agrees that until the [●] anniversary of the completion of the Spin-Off or such earlier time as such Subject Partnership Unitholder shall cease to be employed by or provide services to Blackstone Group Management L.L.C., The Blackstone Group L.P., or any of their respective subsidiaries, such Subject Partnership Unitholder will (a) consult with the Chief Executive Officer of the Corporation prior to submitting any Election of Exchange and (b) use commercially reasonable efforts to ensure that dispositions (if any) of the Partnership Units or Class A Common Stock that such Subject Partnership Unitholder received in connection with the Spin-Off be effected through a plan of distribution that mitigates any sustained adverse effect on the market price of the Class A Common Stock.

ARTICLE III

SECTION 3.1. Additional Partnership Unitholders. To the extent a Partnership Unitholder validly transfers any or all of such holder’s Partnership Units to another person in a transaction in accordance with, and not in contravention of, the Partnership Agreement or any other agreement or agreements with the Corporation or any of its subsidiaries to which a transferring Partnership Unitholder may be party, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Partnership Unitholder hereunder. To the extent the Partnership issues Partnership Units in the future, the Corporation and the Partnership shall be entitled, in their sole discretion, to make any holder of such Partnership Units a Partnership Unitholder hereunder through such holder’s execution and delivery of a joinder to this Agreement, substantially in the form of Exhibit B hereto.

SECTION 3.2. Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a) If to the Corporation, to:

PJT Partners Inc.

280 Park Avenue, New York, New York 10017

Attention: Chairman and Chief Executive Officer

Fax: [●]

Email: [●]

(b) If to the Partnership, to:

PJT Partners Holdings LP,

c/o PJT Partners Inc.

280 Park Avenue, New York, New York 10017

Attention: Chairman and Chief Executive Officer

Fax: [●]

Email: [●]

(c) If to any Partnership Unitholder, to the address and other contact information set forth in the records of the Partnership from time to time.

SECTION 3.3. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 3.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

SECTION 3.5. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 3.6. Amendment. This Agreement (including any annexes, schedules or supplements hereto) may be amended, supplemented, waived or modified by the Partnership in its sole discretion without the approval of any Partnership Unitholder or other Person; provided that no amendment may materially and adversely affect the rights of a Partnership Unitholder (other than the Corporation and its subsidiaries) without the consent of such Partnership Unitholder (or, if there is more than one such Partnership Unitholder that is so affected, without the consent of a majority in interest of such affected Partnership Unitholders (other than the Corporation and its subsidiaries) in accordance with their holdings of Partnership Units, including each so affected Significant Limited Partner).

SECTION 3.7. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 3.8. Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the parties hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each party hereto (i) expressly consents to the application of paragraph (c) of this Section 3.8 to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c) (i) EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 3.8, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 3.8 and such parties agree not to plead or claim the same.

SECTION 3.9. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

SECTION 3.10. Tax Treatment. This Agreement shall be treated as part of the partnership agreement of the Partnership as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of the Partnership Units by a Partnership Unitholder to the Corporation, other than any Exchange where the Partnership has elected to pay the Cash Amount with available cash of the Partnership (rather than the proceeds of a Primary Issuance Funding), and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless an alternate position is permitted under the Code and Treasury Regulations and the Corporation consents in writing.

SECTION 3.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

SECTION 3.12. Independent Nature of Partnership Unitholders’ Rights and Obligations. The obligations of each Partnership Unitholder hereunder are several and not joint with the obligations of any other Partnership Unitholder, and no Partnership Unitholder shall be responsible in any way for the performance of the obligations of any other Partnership Unitholder hereunder. The decision of each Partnership Unitholder to enter into to this Agreement has been made by such Partnership Unitholder independently of any other Partnership Unitholder. Nothing contained herein, and no action taken by any Partnership Unitholder pursuant hereto, shall be deemed to constitute the Partnership Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Partnership Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the Partnership Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

SECTION 3.13. Other Agreements. Neither the Corporation nor the Partnership shall enter into any contract, mortgage, loan or other agreement that prohibits or restricts (a) the

Corporation or the Partnership from performing their specific obligations under this Agreement or (b) a Partnership Unitholder from exercising its rights under this Agreement to effect an Exchange, except, in either case, with the written consent of each such Partnership Unitholder affected by the prohibition or restriction, or to the extent such prohibition or restriction affects all Partnership Unitholders (other than the Corporation and its subsidiaries) on a pro rata basis, with the written consent of a majority in interest of such affected Partnership Unitholders (other than the Corporation and its subsidiaries) in accordance with their holdings of Partnership Units, including each Significant Limited Partner.

SECTION 3.14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

PJT PARTNERS INC.

By:
Name:
Title:

PJT PARTNERS HOLDINGS LP

By: PJT Partners Inc., its general partner

By:
Name:
Title:

PARTNERSHIP UNITHOLDERS

Name:

Name:

Name:

Name:

Name:

[Signature Page – Exchange Agreement]

EXHIBIT A

[FORM OF]

ELECTION OF EXCHANGE

PJT Partners Inc.

280 Park Avenue, New York, New York 10017

Attention: [●]

PJT Partners Holdings LP

c/o PJT Partners Inc.

280 Park Avenue, New York, New York 10017

Attention: [●]

Reference is hereby made to the Exchange Agreement, dated as of                      (the “Exchange Agreement”), among PJT Partners Inc., a Delaware corporation, PJT Partners Holdings LP, a Delaware limited partnership (the “Partnership”), and the holders of Partnership Units (as defined herein) from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Partnership Unitholder hereby transfers to the Partnership or the Corporation (as specified in the Exchange Agreement) the number of Partnership Units set forth below in exchange for cash or, at the election of the Corporation in its sole and absolute discretion, shares of Class A Common Stock to be issued in its name as set forth below (or in the name of a designee as may be set forth below), pursuant to the terms and conditions of the Exchange Agreement.

Legal Name of Partnership Unitholder:

Address:

Number of Partnership Units to be Exchanged:

Account information for deposit of Cash Amount, if applicable:

Bank Name:

ABA No.:

Account No.:

Account Name:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Partnership Units subject to this Election of Exchange are being transferred free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Partnership Units subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Partnership Units.

The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation or of the Partnership as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to exchange the Partnership Units subject to this Election of Exchange for cash or shares of Class A Common Stock on the books of the Corporation.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

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EXHIBIT B

[FORM OF]

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of                      (the “Agreement”), among PJT Partners Inc., a Delaware corporation (the “Corporation”), PJT Partners Holdings LP, a Delaware limited partnership, and each of the Partnership Unitholders from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Agreement having acquired Partnership Units in the Partnership. By signing and returning this Joinder Agreement to the Corporation, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Partnership Unitholder contained in the Agreement, with all attendant rights, duties and obligations of a Partnership Unitholder thereunder. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Corporation and by the Partnership, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:

Address for Notices:	With copies to:

Attention:

3